Consent of Independent Accountants

      I hereby consent to the incorporation in the Form 10 Registration Statement of my report DATED July 5, 1999 relating to the financial statements of Asian Financial, Inc. financial statements for the six months ended June 30, 1999.



      /s/ David M. Winings
      David M. Winings